MARCUS & MILLICHAP, INC. REPORTS PRELIMINARY RESULTS FOR
FIRST QUARTER 2026

Revenue growth of 18.2% in the First Quarter 2026 compared to First Quarter 2025.

CALABASAS, Calif., May 7, 2026 -- (BUSINESS WIRE) -- Marcus & Millichap, Inc. (the “Company”, “Marcus & Millichap”, or “MMI”) (NYSE: MMI), a leading national real estate services firm specializing in commercial real estate investment sales, financing services, research and advisory services, reported its first quarter financial results today.
First Quarter 2026 Highlights Compared to First Quarter 2025
•Total revenue of $171.5 million, an increase of 18.2% compared to $145.0 million
•Brokerage commissions of $138.1 million, an increase of 11.7% compared to $123.6 million
•Private Client Market brokerage revenue of $88.1 million, an increase of 13.4% compared to $77.7 million
•Middle Market and Larger Transaction Market brokerage revenue of $44.6 million, an increase of 9.2% compared to $40.9 million
•Financing fees of $26.8 million, an increase of 48.1% compared to $18.1 million
•Pre-tax loss of $2.2 million compared to $13.9 million, an improvement of 84.4%
•Net loss of $3.1 million, or $0.08 per common share, diluted, compared to a net loss of $4.4 million, or $0.11 per common share, diluted
•Adjusted EBITDA1 of $2.9 million compared to $(8.7) million, an improvement of 133.7%.

“We delivered a strong first quarter, with broad-based growth across the business, reflecting investments in talent, business development and platform expansion as well as improving market conditions,” said Hessam Nadji, President and Chief Executive Officer of Marcus & Millichap. “Our Private Client business continued to build momentum while our institutional segment also posted gains as bid/ask spreads narrowed due to gradual price adjustments and improvements in the lending environment. Our financing business had an exceptional quarter as capital availability grew and we leveraged our market leading lender network to achieve revenue growth of 48%.”

Mr. Nadji continued, "We are encouraged by the improvement we are seeing and the fundamentals supporting continued recovery - driven by more realistic pricing and an increasingly liquid credit environment. Geopolitical developments and energy price volatility have introduced near-term uncertainty, which we are navigating with the same discipline that has served us well through the extended market disruption. Our strong balance sheet and broad capital deployment plan enabled us to accelerate share buybacks while continuing our dividend policy and having ample capital for strategic acquisitions and platform investments.”
First Quarter 2026 Results Compared to First Quarter 2025
Total revenue for the first quarter 2026 was $171.5 million, an increase of 18.2% compared to $145.0 million for the first quarter 2025.

For real estate brokerage commissions, revenue was $138.1 million, an increase of 11.7% compared to the same period in the prior year. The increase was primarily attributed to an 18.5% increase in total sales volume, partially offset by an 11 basis point decrease in the average commission rate earned compared to the first quarter 2025. The decrease in the average commission rate was due to revenue shifting from the Private Client Market to the Larger Transaction Market, which generally earns lower commission rates. The Larger Transaction Market revenue increased by 24.9%, while the Private Client Market revenue increased by 13.4%.

1 Please refer to the reconciliation of U.S. GAAP measures to non-GAAP measures at the end of this release for more information.

For financing fees, revenue was $26.8 million, an increase of 48.1% compared to the same period in the prior year. The increase was primarily attributed to a 60.1% increase in total financing volume, partially offset by a four basis point decrease in the average fee rate earned, compared to the first quarter 2025.

Total operating expenses for the first quarter 2026 were $177.2 million compared to $162.7 million for the same period in the prior year. The change was primarily due to an increase of $15.3 million in cost of services. Cost of services as a percentage of total revenue decreased by 40 basis points to 60.5% compared to the same period during the prior year, primarily due to our senior investment sales and financing professionals earning higher commissions in 2025.

Selling, general and administrative expenses remained relatively consistent at $71.2 million for the first quarter 2026 compared to $71.6 million for the same period in 2025.

Net loss for the first quarter 2026 was $3.1 million, or $0.08 per common share, diluted, compared to a net loss of $4.4 million, or $0.11 per common share, diluted, for the same period in 2025. Adjusted EBITDA for the first quarter 2026 was $2.9 million, compared to $(8.7) million for the same period in the prior year, primarily as a result of the decrease in operating losses.
Capital Allocation
On February 10, 2026, the Board of Directors declared a semi-annual regular dividend of $0.25 per share, which was paid on April 3, 2026, to stockholders of record at the close of business on March 13, 2026.

During the three months ended March 31, 2026, the Company repurchased 895,532 shares of common stock at an average price of $26.22 for a total purchase price of $23.5 million. Since August 2022, the Company has repurchased and retired 3,970,069 shares of common stock at an average price of $30.08 per share for a total price of $119.4 million.

On April 30, 2026, the Company's Board of Directors approved an additional $70 million to repurchase common stock under its stock repurchase program. After accounting for shares repurchased through May 4, 2026 and the increased authorization, the Company has approximately $90 million available to repurchase shares under its program. No time limit has been established for the completion of the program, and the repurchases are expected to be executed from time to time, subject to general business and market conditions and other investment opportunities, through open market purchases or privately negotiated transactions, including through Rule 10b5-1 plans.
Business Outlook
Despite ongoing price discovery and wider than normal bid/ask spreads, the Company believes the commercial real estate transaction market is poised to overcome the near-term challenges which are currently expected to extend through 2026. Accordingly, the Company believes it remains well-positioned to return to long-term growth.

The Company benefits from its experienced management team, infrastructure investments, industry-leading market research and proprietary technology. The size and fragmentation of the Private Client Market continue to offer long-term growth opportunities through consolidation. This highly fragmented market segment consistently accounts for over 80% of all U.S. commercial property transactions and over 60% of the commission pool. The top 10 brokerage firms led by MMI had an estimated 18% share of this segment by transaction count in 2025.

Key factors that may influence the Company’s business during the remainder of 2026 include:
•Volatility in transactional activity and investor sentiment driven by:
▪potentially volatile cost of debt capital;
▪interest rate uncertainty, the potential for rising inflation and the heightened bid-ask spread between buyers and sellers;
▪risks of a potential recession and its unfavorable impact on commercial real estate space demand;
▪possible impact of the U.S. administration’s tariff, immigration, geopolitics and other policy changes on market sentiment, which may influence transaction velocity and/or future fluctuations in interest rates, sales and financing activity; and
▪increases in operating expenses driven by labor costs, insurance, taxes and cost of construction materials.
•The implementation of new tax laws, many of which are beneficial to commercial real estate investors;

•Volatility in the markets in which the Company operates;
•Increases in costs related to in-person events, client meetings, and conferences;
•Global geopolitical uncertainty, which may cause investors to refrain from transacting; and
•The potential for acquisition activity and subsequent integration.
Webcast and Call Information
Marcus & Millichap will host a live webcast today to discuss the financial results at 7:30 a.m. Pacific Time/10:30 a.m. Eastern Time. The webcast will be accessible through the Investor Relations section of Marcus & Millichap's website at ir.marcusmillichap.com and will be archived upon completion of the call. The Company encourages the use of the webcast due to potential extended wait times to access the conference call via dial-in.

For those unable to access the webcast, callers from the United States and Canada should dial 1-877-407-9208 ten minutes prior to the scheduled call time. International callers should dial 1-201-493-6784.
Replay Information
For those unable to participate during the live broadcast, a telephonic replay of the call will also be available from 1:30 p.m. Eastern Time on Thursday, May 7, 2026 through 11:59 p.m. Eastern Time on Thursday, May 21, 2026 by dialing 1-844-512-2921 in the United States and Canada or 1-412-317-6671 internationally and entering passcode 13759354.
About Marcus & Millichap, Inc.
Marcus & Millichap, Inc. is a leading national real estate services firm specializing in commercial real estate investment sales, financing services, research and advisory services. As of December 31, 2025, the Company had 1,808 investment sales and financing professionals in more than 80 offices who provide investment brokerage and financing services to sellers and buyers of commercial real estate. The Company also offers market research, consulting and advisory, and leasing services to its clients. Marcus & Millichap, Inc. closed 8,818 transactions in 2025, with a sales volume of $50.8 billion. For additional information, please visit www.MarcusMillichap.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements, including our expectations regarding the long-term outlook of the commercial real estate transaction market, and our positioning within it, our belief relating to the Company’s long-term growth, our assessment of the key factors influencing the Company’s business outlook, including the expectation for future interest rate cuts or rising inflation and likely impact of such cuts or inflation on commercial real estate demand, and the execution of our capital return program, including a semi-annual dividend and stock repurchase program. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:
•general uncertainty in the capital markets, a worsening of economic conditions, and the rate and pace of economic recovery following an economic downturn;
•changes in our business operations;
•market trends in the commercial real estate market or the general economy, including the impact of inflation and changes to interest rates;
•our ability to attract and retain qualified senior executives, managers, and investment sales and financing professionals;
•the impact of forgivable loans and related expense resulting from the recruitment and retention of agents;
•the impact of litigation and our success in appealing any judgments entered against us;
•the effects of increased competition on our business;
•our ability to successfully enter new markets or increase our market share;
•our ability to successfully expand our services and businesses and to manage any such expansions;
•our ability to retain existing clients and develop new clients;
•our ability to keep pace with changes in technology;
•any business interruption or technology failure, including cybersecurity risks and ransomware attacks, and any related impact on our brand reputation or clients;
•changes in interest rates, availability of capital, tax laws, tariffs and trade regulations, executive orders, employment laws, or other government regulation affecting our business;
•our ability to successfully identify, negotiate, execute, and integrate accretive acquisitions; and
•other risk factors included under “Risk Factors” in our most recent Annual Report on Form 10-K or in any subsequent SEC report.

In addition, in this release, words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “goal,” “expect,” “predict,” “potential,” “should,” and similar expressions, as they relate to our Company, our business and our management, are intended to identify forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this release. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We have not filed our Quarterly Report on Form 10-Q (“Form 10-Q”) for the quarter ended March 31, 2026. As a result, all financial results described in this release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-Q.

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Real estate brokerage commissions	$138,112	$123,622
Financing fees	26,846	18,130
Other revenue	6,509	3,286
Total revenue	171,467	145,038
Operating expenses:
Cost of services	103,637	88,348
Selling, general and administrative	71,215	71,552
Depreciation and amortization	2,391	2,849
Total operating expenses	177,243	162,749
Operating loss	(5,776)	(17,711)
Other income, net	3,763	3,979
Interest expense	(153)	(187)
Loss before benefit for income taxes	(2,166)	(13,919)
Provision (benefit) for income taxes	934	(9,497)
Net loss	$(3,100)	$(4,422)

Loss per share:
Basic	$(0.08)	$(0.11)
Diluted	$(0.08)	$(0.11)
Weighted average common shares outstanding:
Basic	38,201	38,930
Diluted	38,201	38,930

MARCUS & MILLICHAP, INC.
KEY OPERATING METRICS SUMMARY
(Unaudited)

Total sales volume was approximately $12.1 billion for the three months ended March 31, 2026, encompassing 2,022 transactions consisting of $7.9 billion for real estate brokerage (1,348 transactions), $3.1 billion for financing (398 transactions) and $1.1 billion in other transactions, including consulting and advisory services (276 transactions). As of March 31, 2026, the Company had 1,621 investment sales professionals and 103 financing professionals. Key metrics for real estate brokerage and financing activities (excluding other transactions) are as follows:

	Three Months Ended March 31,
Real Estate Brokerage	2026	2025
Average number of investment sales professionals	1,636	1,578
Average number of transactions per investment sales professional	0.82	0.74
Average commission per transaction	$102,457	$105,210
Average commission rate	1.75%	1.86%
Average transaction size (in thousands)	$5,854	$5,668
Total number of transactions	1,348	1,175
Total brokerage sales volume (in millions)	$7,891	$6,659

	Three Months Ended March 31,
Financing (1)	2026	2025
Average number of financing professionals	101	102
Average number of transactions per financing professional	3.94	3.30
Average fee per transaction	$55,187	$42,702
Average fee rate	0.71%	0.75%
Average transaction size (in thousands)	$7,754	$5,721
Total number of transactions	398	337
Total financing sales volume (in millions)	$3,086	$1,928
(1)Operating metrics exclude certain financing fees not directly associated to transactions.

The following table sets forth the number of transactions, sales volume and revenue by commercial real estate market for real estate brokerage:

	Three Months Ended March 31,
	2026			2025			Change
Real Estate Brokerage	Number	Volume	Revenue	Number	Volume	Revenue	Number	Volume	Revenue
		(in millions)	(in thousands)		(in millions)	(in thousands)		(in millions)	(in thousands)
<$1 million	201	$118	$5,335	199	$123	$5,026	2	$(5)	$309
Private Client Market ($1 – <$10 million)	990	3,283	88,137	832	2,688	77,705	158	595	10,432
Middle Market ($10 – <$20 million)	80	1,038	19,656	85	1,202	20,889	(5)	(164)	(1,233)
Larger Transaction Market (≥$20 million)	77	3,452	24,984	59	2,646	20,002	18	806	4,982
	1,348	$7,891	$138,112	1,175	$6,659	$123,622	173	$1,232	$14,490

MARCUS & MILLICHAP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except for shares and par value)

	March 31, 2026 (unaudited)	December 31, 2025
Assets
Current assets:
Cash, cash equivalents, and restricted cash (restricted cash of $11,488 and $11,253 at March 31, 2026 and December 31, 2025, respectively)	$136,509	$161,921
Commissions receivable	12,750	14,851
Prepaid expenses	9,908	10,424
Income tax receivable	802	1,962
Marketable debt securities, available-for-sale (amortized cost of $56,560 and $90,557 at March 31, 2026 and December 31, 2025, respectively, and $0 allowance for credit losses)	56,527	90,564
Advances and loans, net	14,406	15,299
Other assets, current	14,200	14,189
Total current assets	245,102	309,210
Property and equipment, net	24,403	23,877
Operating lease right-of-use assets, net	70,818	74,333
Marketable debt securities, available-for-sale (amortized cost of $142,322 and $145,570 at March 31, 2026 and December 31, 2025, respectively, and $0 allowance for credit losses)	141,512	145,701
Assets held in rabbi trust	13,165	13,476
Deferred tax assets, net	44,035	44,586
Goodwill and other intangible assets, net	41,172	41,662
Advances and loans, net	146,743	147,215
Other assets, non-current	28,013	27,120
Total assets	$754,963	$827,180
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$11,241	$11,021
Deferred compensation and commissions	33,707	57,463
Operating lease liabilities	18,320	18,796
Accrued bonuses and other employee related expenses	10,985	23,856
Other liabilities, current	18,275	10,311
Total current liabilities	92,528	121,447
Deferred compensation and commissions	29,371	35,416
Operating lease liabilities	56,714	59,459
Other liabilities, non-current	7,297	7,755
Total liabilities	185,910	224,077
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares – 25,000,000; issued and outstanding shares – none at March 31, 2026 and December 31, 2025, respectively	—	—
Common stock, $0.0001 par value:
Authorized shares – 150,000,000; issued and outstanding shares – 37,821,936 and 38,422,993 at March 31, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	196,296	192,945
Retained earnings	373,270	409,753
Accumulated other comprehensive (loss) income	(517)	401
Total stockholders’ equity	569,053	603,103
Total liabilities and stockholders’ equity	$754,963	$827,180

MARCUS & MILLICHAP, INC.
OTHER INFORMATION
(Unaudited)
Adjusted EBITDA Reconciliation
Adjusted EBITDA, which the Company defines as net loss before (i) interest income and other, including interest on marketable debt securities, available-for-sale and cash, cash equivalents, and restricted cash, and net realized gains (losses) on marketable debt securities, available-for-sale, (ii) interest expense, (iii) provision (benefit) for income taxes, (iv) depreciation and amortization, and (v) stock-based compensation. The Company uses Adjusted EBITDA in its business operations to evaluate the performance of its business, develop budgets and measure its performance against those budgets, among other things. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate its overall operating performance. However, Adjusted EBITDA has material limitations as a supplemental metric and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under U.S. generally accepted accounting principles (“U.S. GAAP”). The Company finds Adjusted EBITDA to be a useful management metric to assist in evaluating performance, because Adjusted EBITDA eliminates items related to capital structure, taxes and non-cash items. Considering the foregoing limitations, the Company does not rely solely on Adjusted EBITDA as a performance measure and also considers its U.S. GAAP results. Adjusted EBITDA is not a measurement of the Company’s financial performance under U.S. GAAP and should not be considered as an alternative to net loss, operating loss or any other measures calculated in accordance with U.S. GAAP. Because Adjusted EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures used by other companies.

A reconciliation of the most directly comparable U.S. GAAP financial measure, net loss, to Adjusted EBITDA is as follows (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(3,100)	$(4,422)
Adjustments:
Interest income and other (1)	(4,052)	(4,038)
Interest expense	153	187
Provision (benefit) for income taxes	934	(9,497)
Depreciation and amortization	2,391	2,849
Stock-based compensation	6,616	6,179
Adjusted EBITDA	$2,942	$(8,742)
(1)Other includes net realized gains (losses) on marketable debt securities available-for-sale.
Glossary of Terms
•Private Client Market: transactions with values from $1 million up to but less than $10 million
•Middle Market: transactions with values from $10 million up to but less than $20 million
•Larger Transaction Market: transactions with values of $20 million and above
•Acquisitions: acquisition of businesses accounted for as a business combination in accordance with generally accepted accounting standards

Investor Relations Contact:
Investor Relations
InvestorRelations@marcusmillichap.com